UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 14, 2007 (March 14, 2007)

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:
(503) 813-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 14, 2007, PacifiCorp sold an aggregate principal amount of $600.0 million of its 5.75% First Mortgage Bonds due April 1, 2037 (the “Bonds”).

PacifiCorp intends to use the net proceeds to repay short-term debt and for general corporate purposes.

The Underwriting Agreement among PacifiCorp and the underwriters of the Bonds, Goldman, Sachs & Co. and BNP Paribas Securities Corp., dated March 9, 2007, and the Twentieth Supplemental Indenture to PacifiCorp’s Mortgage and Deed of Trust, between PacifiCorp and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee, which relates to the issuance of the Bonds and is dated as of March 1, 2007, are attached as exhibits under Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.  Underwriting Agreement dated March 9, 2007.

4.  Twentieth Supplemental Indenture, dated as of March 1, 2007, to PacifiCorp’s Mortgage and Deed of Trust Dated as of January 9, 1989.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)

By:	/s/ David J. Mendez
David J. Mendez Senior Vice President and Chief Financial Officer

Date:  March 14, 2007

EXHIBIT INDEX

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.  Underwriting Agreement dated March 9, 2007.

4.  Twentieth Supplemental Indenture, dated as of March 1, 2007, to PacifiCorp’s Mortgage and Deed of Trust Dated as of January 9, 1989.